General Motors Company
Real Estate and Facilities
Facility Sustainability Initiatives

Solar Tree® Structure Master Lease and Promotion Letter of Intent

Whereas Envision Solar offers turnkey design, entitlement, installation and maintenance of their products in a manner which will be sensitive to and a very low impact on the Dealership's day to day business.

Whereas Envision Solar and/or it's designated Leasing Partner will offer a no money down low monthly lease payment to Cadillac for each of its installed Solar Tree® structures.

Whereas Envision Solar shall offer the Solar Tree® structures for outright purchase to any Dealership which elects not to participate in the Leasing program.

Whereas it is the intent of Envision Solar and its leasing partner to transfer title of the Solar Tree® structures to Cadillac at the end of the lease such that the Dealership benefits from the Green Billboard effect and free energy for many years after the lease has been paid in full.

This Letter of Intent ("LOI") dated as of the last date referenced on the signature lines below (the "Effective Date") confirms the intentions of General Motors LLC ("GM") to exclusively collaborate with Envision Solar International ("EVSI") in the promotion and deployment of Solar Tree® structures. These structures will generally be equipped with Electric Vehicle Charging Stations and will be made available to all nine hundred and fifty-two (952) Cadillac dealerships across the United States (the "Sites"). Following the final design review of the Solar Tree® structures GM and EVSI, or its designated Leasing Partner, (collectively, the "Parties") intend to execute the Master Lease Agreement currently under negotiation (the "Master Lease Agreement") to provide the Solar Tree® structures at the Sites. GM and EVSI will jointly promote the Solar Tree® structures to the Cadillac dealerships. GM will, from time to time, make certain funds available, for example, marketing or signage funds, which will, along with the Electrical Savings, offset the Cadillac Dealership's direct costs associated with the lease.

General Motors Company
Real Estate and Facilities
Facility Sustainability Initiatives

Solar Tree® Structure Master Lease and Promotion Letter of Intent

1. Conditions: The anticipated terms of the Master Lease shall require:
   a. EVSI and/or its Leasing Partner will offer a standard Nationwide deployment program covered by the Master Lease ;
   b. Except for site specific conditions the lease payment will be the same at all locations;
   c. EVSI will perform due diligence at each site and report, in advance of deployment, to GM any cost variations due to site specific conditions;
   d. Site specific cost variations will be paid in a lump sum at the time of deployment or incorporated into the Lease Payment;
   e. Assuming local conditions allow, GM intends to install Solar Tree® structures at The Beaubien Parking deck at the Renaissance Center and other potential locations. It is the intention of the Parties to make such locations eligible for the same lease terms as are contemplated herein.
   f. EVSI and/or its leasing partner shall offer a full warranty for the term of the lease within the lease payment.
   g. EVSI shall be responsible for the Turn-Key deployment and maintenance of the Solar Tree® structures;
   h. The Dealership or GM shall have the option to purchase the Solar Tree on the sixth (6) anniversary of the lease for the equivalent of the remaining lease payments or such other sum as is mutually agreed by the Parties.
   i. Title to the Solar Tree® structures will transfer to GM or its designee at the end of the lease;
   j. The dealership shall own all the electricity generated by the Solar Tree® structures;
   k. EVSI and/or its leasing partner shall own all tax and environmental benefits associated with Solar Tree® structures during the term of the lease.

General Motors Company
Real Estate and Facilities
Facility Sustainability Initiatives

Solar Tree® Structure Master Lease and Promotion Letter of Intent

2. Fees and Expenses: Each Party agrees to bear all of its own costs (including without limitation, advisors', accountants', consultants', and attorneys' fees) in connection with the transactions contemplated herein, the negotiation and development of this LOI and the Master Lease, and all due diligence performed by such Party.

3. Agreement: The Parties understand and agree that this LOI constitutes a statement of mutual intentions with respect to the business relationship between the Parties, does not constitute a binding obligation on either Party and does not contain all matters upon which agreement must be reached for the business relationship to be consummated. A binding commitment with respect to the business relationship and the transactions contemplated hereunder will result only from the execution of definitive agreements, subject to the conditions expressed therein. Termination: This LOI shall terminate automatically upon the execution of definitive agreements or one hundred eighty (180) days after the Effective Date, unless mutually agreed to extend in writing. This LOI may be executed in multiple counterparts. Once executed, this LOI cannot be modified except in writing by the Parties. If the Parties do not execute and return an unaltered counterpart of this LOI on or before May 31, 2012, then this LOI shall be deemed rescinded and this LOI shall be null and void and neither Party shall have any further obligations hereunder.

4. IN WITNESS WHEREOF, authorized representatives of the Parties have executed this Letter of Intent as of the date last below written.

General Motors Company
Real Estate and Facilities
Facility Sustainability Initiatives

Solar Tree® Structure Master Lease and Promotion Letter of Intent

Date: 03/22/12

Envision Solar International

By: ______________________

Desmond Wheatley, President and CEO

Date: MARCH 19, 2012

General Motors LLC

By: ______________________

Name: Mary Alice Kurtz

Its: Authorized Signatory